SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                        Securities Exchanges Act of 1934




                        Date of Report: February 24, 1998






                       Teleport Communications Group Inc.
             (Exact Name of Registrant as specified in its Charter)




Delaware                            0-20913                   13-3173139
--------------------------------------------------------------------------------
(State or Other              (Commission File Number)        (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)



437 Ridge Road, Executive Building 3, Dayton, New Jersey              08810
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)




Registrant's Telephone Number, Including Area Code:              (732) 392-2000

Item 5. Other Events
The Registrant issued the following Press Release on February 24, 1998:

     Teleport Communications Group Inc. (TCG) reported fourth quarter 1997 revenues of $150.4 Million. Revenues for the year 1997 were $494.3 Million. For immediate release:
Dayton, N.J. February 24, 1998

Teleport Communications Group Inc. (Nasdaq/NM:TCGI) reported revenues for the fourth quarter ended December 31, 1997 of $150.4 million, a growth rate of 72% compared to the same period in 1996. Revenues for the year 1997 were $494.3 million, a 74% increase over 1996.

Fourth quarter 1997 Recurring EBITDA (EBITDA* prior to a one-time charge for in-process research and development) was $18.3 million, an increase of 195% from the fourth quarter 1996. As a percentage of revenues, recurring EBITDA was 12.2% compared to 7.1% a year ago. Including the $22 million one-time charge for in-process research and development related to CERFnet, EBITDA was $(3.7) million.

For the year 1997, recurring EBITDA was 9.1% of revenues, or double the level of 4.4% of revenues for the year 1996.

Annualized monthly recurring revenue for December 1997 was $620 million, an increase of 88% over the same period in 1996.

"We are very pleased to report that for the year 1997, revenues grew 74% and recurring EBITDA increased by 256%," said Bob Annunziata, TCG's Chairman, President and CEO. "This was the highest revenue growth rate in the past five years and it was also on an expanding revenue base. The results underscore the vast opportunities for our company with multiple strategies for accessing the customer and a wholesale and retail approach to customer segmentation and service offerings."

                       Three months ended          Twelve months ended
($ in millions)       12/31/97    12/31/96       12/31/97      12/31/96
                     ----------   --------      ----------     --------
Revenues              $  150.4    $  87.4        $ 494.3        $ 283.4
Recurring EBITDA      $   18.3    $   6.2        $  44.9        $  12.6

*EBITDA  is  defined  as  earnings   before   interest,   taxes,   depreciation,
amortization, and equity in losses of unconsolidated affiliates.

Note: All results (financial and operational) presented in this release which include results from the first six months of 1996 are presented on a pro forma basis to reflect the TCG Reorganization, described in TCG's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996.

Fourth Quarter 1997 Highlights:

Revenues:
Compared to third quarter 1997, total revenues for the fourth quarter 1997 increased by $19 million or 14.5%. Significant growth areas in the fourth quarter include higher growth in dedicated services and Internet and high speed data services. Dedicated services grew 21%, switched services grew 7%, and Internet and high speed data services grew 18% compared to the third quarter. Higher dedicated services revenues in the fourth quarter 1997 reflected increased demand from large customers for TCG's dedicated services.

Compared to fourth quarter 1996, switched service revenues grew 80% and dedicated service revenues grew 58%. The trend of higher growth in switched services compared to dedicated services has resulted in a shift in the revenue mix. In the fourth quarter 1997, dedicated services were 51% of revenues compared to 56% of revenues in the fourth quarter 1996. Switched revenues in the fourth quarter 1997 were 43% of revenues compared to 41% of revenues in the fourth quarter 1996. Internet and high speed data grew by over 300% from the fourth quarter 1996.

The investment in sales force and sales support continued in the fourth quarter. During the fourth quarter 1997, TCG added 46 sales employees to reach a total of
689. For the year 1997, TCG's sales staff increased by 246 employees or 56% from 443 at year end 1996.

Operating results:
The significant growth of 55% in recurring EBITDA from $11.8 million in the third quarter 1997 to $18.3 million in the fourth quarter 1997 was a result of lower growth, relative to revenues, in both operating expenses and SG&A (sales, general and administrative) expenses. Operating expenses in the fourth quarter were 55% of revenues compared to 57% in the third quarter. SG&A expenses improved to 32% of revenues from 34% in the third quarter.

Compared to fourth quarter 1996, the reductions in operating expenses as a percentage of revenues were more significant with an improvement of a full four percentage points from 59% of revenues in the fourth quarter 1996 to 55% in the fourth quarter 1997.

During December, 1997, TCG received the appraisal concerning the value of the acquired net assets and the acquired in-process research and development of CERFnet Services, Inc. from the independent consultants, which placed a value on the acquired in-process research and development of $22 million.
This amount was recorded in the fourth quarter 1997.

The net loss for the fourth quarter 1997 was $72.5 million or $0.42 per share versus a loss of $43.5 million or $0.27 per share in the fourth quarter of 1996. The additional losses include a $22 million one-time charge for in-process research and development and additional depreciation.

Highlights for the year ended December 31, 1997:

Revenues:
Total revenues for the year 1997 were $494.3 million, an increase of $210.9 million or 74% from the year 1996.

Switched service revenues for the year 1997 increased by 90% from the year 1996 to $215.2 million and 44% of total revenues. Dedicated service revenues increased 56% to $252.4 million and 51% of total revenues.

Internet revenues were added in February of 1997 as a result of the CERFnet acquisition. Combined with high speed data, the two lines of business now comprise 4.5% of total revenues.

For the year 1997, TCG doubled the total number of access lines served. Total access lines served at the year end 1997 were 282,700, an addition of 144,100 lines during the year.

Voice grade equivalents (VGEs) is a measurement of all circuits in service and at year end 1997, TCG was serving 7.4 million VGEs compared to 4.4 million VGEs at year end 1996. Billed minutes in the December quarter 1997 were at an annualized run rate of 10.6 billion minutes. Total minutes billed for the year 1997 was 7.7 billion minutes, over three times the 2.5 billion minutes billed in 1996.

Operating results:

As a percentage of revenues, operating expenses declined from 61% in the year 1996 to 57% in 1997. Although TCG continued to invest during 1997 in sales and marketing to capitalize on the opportunities in the marketplace, SG&A continued to improve from 35% of revenues in 1996 to 34% of revenues in 1997. At year end 1997, total employees were 3,059, an increase 1,009 employees from the 2,050 employees at year end 1996.

Recurring EBITDA for the year 1997 increased by $32.3 million or 256% from the year 1996. Recurring EBITDA margins improved to 9.1% in 1997, which was double the 4.4% of revenues in 1996.

Net loss for the year 1997 was $222.7 million or $1.34 per share compared to a loss of $126.6 million or $0.86 in 1996. Additional losses in 1997 were a result of higher depreciation costs, a one-time charge for in-process research and development related to the CERFnet acquisition and higher interest expenses.

Network Expansion:

For the 1997 fourth quarter, capital expenditures totaled $165 million and year to date capital expenditures totaled $501 million. During the fourth quarter, TCG added 8 new markets and brings total Metropolitan Statistical Areas (MSAs) served by TCG to 65. Kansas City FiberNet will add an additional MSA and ACC Corp. will add an additional 18 MSAs. TCG's total MSAs served will increase to 84 MSAs after the completion of the acquisitions.

Equally important, 357 on-net buildings were added during the fourth quarter 1997, which brings the total number of on-net buildings to 4,638. For the year 1997, 1,789 on-net buildings were added. Total buildings served were 13,514, an increase of 5,769 buildings or 74% from year end 1996.

The following is a comparison of TCG's network statistics at year end 1997 versus year end 1996.

                                    12/31/97          12/31/96          Increase
Route Miles                           9,474             6,744             2,730
Fiber Miles                         491,097           346,039           145,058
Voice-Grade Equivalents           7,350,527         4,428,770         2,921,757
Buildings:        On-net              4,638             2,849             1,789
                  Off-net             8,876             4,896             3,980
                  ---------           -----          --------             -----
Total Buildings                      13,514             7,745             5,769
Local Serving Offices                   152               102                50
Digital Voice Switches Installed         35                25                10

During the fourth quarter 1997, a new switch was installed in San Francisco and in Atlanta.

Switched services revenue was recorded for the first time in Portland and Cleveland during the fourth quarter and is serviced by switches installed during the third quarter 1997. Internet revenues were recorded for the first time in Omaha and Salt Lake City.

Mergers and Transactions:

On November 26, 1997, TCG announced a definitive agreement to acquire ACC Corp. in a stock for stock merger. To date, the waiting period under the Hart Scott Rodino has been expired and we have received approval from the FCC on the transfer of ACC Corp.'s International Operating Authority to TCG. Approvals from 13 of 14 states in the U.S. and all foreign approvals have been secured. The merger is subject to an affirmative vote of a majority of the outstanding shares of ACCC common stock. TCG continues to move ahead on completing the transaction.

On December 2, 1997, TCG announced a definitive agreement to acquire the assets of Kansas City Fiber Network, L.P. The transaction is pending regulatory approval.

On January 8, 1998, TCG and AT&T announced a definitive agreement for the merger of TCG with AT&T in a stock-for-stock transaction at an exchange rate of
 .943 shares of AT&T for every share of TCG. Requests for regulatory approvals have been filed.

As a result of the definitive agreement reached with AT&T, Moody's upgraded TCG's debt ratings to investment grade Baa3.





























This press release, other than historical financial information contains forward-looking statements that involve risks and uncertainties detailed in the Company's SEC reports and registration statements.
Actual results may vary materially.

                       TELEPORT COMMUNICATIONS GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

 ($ in millions, except EPS)

                                                                Three Months Ended
                                                                    December 31

                                                                  1997       1996
                                                                 -----       -----
      Revenue                                                   $150.4        $87.4
      Expenses:
          Operating                                               83.4         51.5
          Selling, Gen, & Admin.                                  48.7         29.7
          In Process Research & Development                       22.0          0.0
          Depreciation/Amort.                                     48.0         27.3
                                                                 ------       ------
      Operating Loss                                             (51.7)       (21.1)
      Interest Income                                              6.7         12.9
      Interest Expense                                           (27.1)       (29.2)
      Minority Interest                                            0.0          1.3
      Equity in Losses of Unconsol. Affiliates                    (0.2)        (6.7)
                                                                 ------       ------
      Loss Before Taxes                                          (72.3)       (42.8)
      Income Tax Provision                                        (0.2)        (0.7)
                                                                 ------       ------
      Net Loss                                                  $(72.5)      $(43.5)
                                                                 ======      =======

      Recurring EBITDA                                          $ 18.3       $  6.2
      EBITDA                                                    $ (3.7)      $  6.2
      EPS                                                       $(0.42)      $(0.27)
      Weighted Avg. Shares  (millions)                           170.7        159.9

     EBITDA is defined as earnings/(loss) before interest, taxes, depreciation, amortization, minority interest, and equity in losses of unconsolidated affiliates.
     Recurring EBITDA is defined as EBITDA prior to the in-process research and development expense.

                       TELEPORT COMMUNICATIONS GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

 ($ in millions, except EPS)

                                                                   For The Year Ended
                                                                      December 31
                                                                  1997          1996*
                                                                 -----         ------
      Revenue                                                    $494.3        $283.4
      Expenses:
          Operating                                               283.4         172.4
          Selling, Gen, & Admin.                                  166.0          98.4
          In Process Research & Development                        22.0           0.0
          Depreciation/Amort.                                     155.4          96.2
                                                                 -------       -------
      Operating Loss                                             (132.5)        (83.6)
      Interest Income                                              31.1          29.2
      Interest Expense                                           (116.2)        (66.9)
      Minority Interest                                             0.0           4.7
      Equity in Losses of Unconsol. Affiliates                     (3.4)         (7.7)
                                                                 -------       -------
      Loss Before Taxes                                          (221.0)       (124.3)
      Income Tax Provision                                         (1.7)         (2.3)
                                                                 -------       -------
      Net Loss                                                  $(222.7)      $(126.6)
                                                                ========      ========

      Recurring EBITDA                                          $  44.9       $  12.6
      EBITDA                                                    $  22.9       $  12.6
      EPS                                                       $ (1.34)      $ (0.86)
      Weighted Avg. Shares  (millions)                            165.7         146.4

     EBITDA is defined as earnings/(loss) before interest, taxes, depreciation, amortization, minority interest, and equity in losses of unconsolidated affiliates.
     Recurring EBITDA is defined as EBITDA prior to in-process research and development expense.

     *Pro forma results

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.




Dated: February 27, 1998                  By:     /s/ Maria Terranova-Evans
                                                 --------------------------

                                          Name:   Maria Terranova-Evans
                                          Title:  Vice President and Controller
                                                  (Principal Accounting Officer)